SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (“Amended Form 8-K”) for HopFed Bancorp, Inc. (the “Company”) amends the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on May 21, 2013 (“Original Form 8-K”). The Amended Form 8-K includes under Item 5.02 a description of the Company’s 2013 Long-Term Incentive Plan which was approved at the 2013 Annual Meeting of Stockholders and under Item 9.01 a copy of the 2013 Long-Term Incentive Plan filed as Exhibit 10.1 to the Amended Form 8-K. The Amended Form 8-K also includes under Item 5.07(b) the Company’s decision regarding the frequency of holding a shareholder vote to approve a non-binding advisory resolution on the compensation of named executive officers. The Original Form 8-K is otherwise unchanged.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At the Annual Meeting of Stockholders of the Company held on May 15, 2013, the stockholders approved the Company’s 2013 Long-Term Incentive Plan (the “Plan”). The Plan became effective immediately upon stockholder approval.

Terms of the Plan

Administration of the Plan. The Compensation Committee of our Board (or a subcommittee thereof) will generally administer the Plan, and has the authority to make awards under the Plan and to set the terms of the awards. The Compensation Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the Plan. Subject to the limitations specified in the Plan, the Compensation Committee may delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of the Exchange Act.

Eligibility. Officers, directors, employees and consultants of our Company and its affiliates will be eligible to receive awards (“Awards”) under the Plan when designated as participants. We currently have five executive officers and six non-employee directors who are eligible to receive Awards under the Plan. In addition, 10 key employees currently participate in the 2004 Plan. Awards under the Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code;

•	non-qualified stock options;

•	restricted shares; and

•	performance awards.

Each type of Award is discussed in greater detail in “Types of Awards” below.

Shares Issuable Through the Plan. A total of 300,000 shares of our Common Stock are authorized to be each issued under the Plan, representing approximately 4% of our outstanding Common Stock. The closing sale price of a share of our Common Stock, as quoted on the NASDAQ Global Market on April 10, 2013, was $10.75

Limitations and Adjustments to Shares Issuable Through the Plan. The Plan limits the Awards granted to any single participant in a fiscal year to no more than 25,000 shares of our Common Stock. Each non-employee director is limited to 30,000 shares in the aggregate, and each employee is limited to 75,000 shares in the aggregate. The maximum number of shares that may be issued upon exercise of options intended to qualify as incentive stock options under the Code is 300,000. The maximum value of a performance award that is valued in dollars (whether or not paid in shares) and scheduled to be paid out to any single participant in any fiscal year is $100,000.

For purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan, shares that are not delivered because an Award is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Plan. In addition, shares delivered or withheld in payment of an option or delivered or withheld to satisfy withholding obligations in connection with an Award shall not be available for future grant under the Plan.

Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of Common Stock. In addition, the exercise price of any outstanding options and any performance goals will also be adjusted if necessary to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Plan. Our Board may amend or discontinue the Plan at any time. However, our stockholders must approve any amendment that would:

•	permit the repricing of an option;

•	materially increase the number of issuable shares;

•	materially increase the benefits accruing to participants;

•	materially expand the classes of persons eligible to participate;

•	expand the types of awards available for grant;

•	materially extend the term of the Plan; or

•	reduce the price at which Common Stock may be offered through the Plan.

No amendment or discontinuance of the Plan may materially impair any previously granted Award without the consent of the recipient.

Term of the Plan. No Awards may be granted under the Plan after March 20, 2023, which is the tenth anniversary of the date the Plan was approved by our Board.

Award Agreements. Grants of Awards will be subject to the terms and conditions of the Plan and may also be subject to additional restrictions imposed by the Compensation Committee and detailed in an Award agreement between the Company and the participant. The agreement may include provisions requiring the forfeiture of outstanding Awards in the event of the participant’s termination of employment or, in the case of performance awards, if applicable goals or targets are not met.

Award Recovery Policy Inc. Each Award agreement shall include a provision requiring the recovery of the Award if a restatement occurs within three years following the final payout of the Award and the participant was determined to be responsible (in whole or in part) for the restatement, or if the Award is subject to any clawback policy the Company adopts as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Types of Awards. Each type of Award that may be granted under the Plan is described below.

Options. An option is a right to purchase shares of Common Stock from the Company. The Compensation Committee will determine the number and exercise price of the options and when the options become exercisable. However, the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the Compensation Committee, but may not exceed 10 years. The Compensation Committee may accelerate the exercisability of any option at any time. As noted above, the Compensation Committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of Common Stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Award, a cash payment or shares of Common Stock, unless approved by our Company’s stockholders. The Plan permits the Compensation Committee to grant both non-qualified and incentive stock options. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

The option exercise price may be paid in cash, by check, in shares of Common Stock, through a “cashless” exercise arrangement with a broker approved by our Company, through a net exercise procedure (if approved by the Compensation Committee), or in any other manner authorized by the Compensation Committee.

Restricted Shares. Restricted shares are shares of Common Stock granted by the Compensation Committee and made subject to certain restrictions on sale or other transfer by the recipient during a particular period of time (the restricted period). The restricted period must be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted, however, this restriction does not apply to awards to non-employee directors. Subject to the restrictions provided in the applicable Award agreement and the Plan, a participant receiving restricted shares may have all of the rights of a stockholder as to such shares, however, any dividends that are payable on those shares during the restricted period will accrue and be payable to the participant only when, and to the extent that, the related restricted shares vest.

Performance Awards. The Plan also permits the Compensation Committee to grant to participants performance awards, which are Awards based on the achievement of specific goals with respect to the Company or any affiliate or the individual performance of the participant, or a combination thereof, over a specified period of time. The maximum compensation that may be paid to any one participant with respect to a performance award shall be 10,000 shares of Common Stock and $100,000 in cash. The Compensation Committee may elect to structure the performance awards as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Performance-based compensation that meets the requirements of Section 162(m) of the Internal Revenue Code does not count toward the $1 million limit on our Company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Options granted in accordance with the terms of the Plan are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Grants of performance awards that we intend to qualify as performance-based compensation under Section 162(m) must be conditioned upon the achievement of pre-established performance goals as well as other applicable requirements of Section 162(m). The pre-established performance goals, as provided in the Plan, will be based upon any or a combination of the following criteria selected by the committee to measure Company, affiliate, and/or business unit performance for a given performance period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of affiliates or business units. As applicable, each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the committee) and, if so determined by the committee, and to the extent permitted under Section 162(m) of the Internal Revenue Code, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

Our Compensation Committee has authority to use different targets from time to time within the scope of the performance goals as provided in the Plan and listed above. The regulations under Section 162(m) require that the material terms of the performance goals be re-approved by our stockholders every five years.

Termination of Employment or Service. If a participant ceases to be an employee of our Company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, any outstanding Awards may be exercised, will vest, or will expire at such times as may be determined by the Compensation Committee and as provided in the applicable award agreement.

Change in Control. In the event of a participant’s involuntary termination (as defined in the Plan) within 12 months following a change in control of our Company (as defined in the Plan or in an Award agreement), all Awards will become fully vested and exercisable, and all restrictions or limitations on any Awards will lapse.

In addition, upon a change in control, our Compensation Committee will have the authority to take a variety of actions regarding outstanding Awards. Within a certain time frame and under specific conditions, our Compensation Committee may:

•	arrange for the assumption of the Awards by the successor corporation;

•	accelerate the vesting of any Awards; or

•	arrange or otherwise provide for the payment of cash or other consideration in satisfaction and cancellation of the Awards.

Transferability of Awards. The Awards awarded under the Plan may not be transferred except (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order (as defined in the Internal Revenue Code), or (d) as to options only, if permitted by the Compensation Committee and so provided in the applicable Award agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members, or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes. We may withhold from any payments or share issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Common Stock or to have our Company withhold shares from the shares the participant would otherwise receive, in either case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and for participants who are not subject to Section 16 of the Exchange Act, is subject to the Compensation Committee’s right of disapproval.

Awards to Be Granted

If our stockholders approve the Plan at the Annual Meeting, grants of awards to employees, directors, and consultants will be made in the future by the Compensation Committee as it deems necessary or appropriate. No Awards have been, or will be, granted under the Plan prior to stockholder approval. The Compensation Committee has not determined what Awards it will grant under the Plan.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of Awards that may be awarded under the Plan are summarized below. Participants who are granted Awards under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Options. Normally, a participant who is granted an option will not realize any income nor will our Company normally receive any deduction for federal income tax purposes in the year the option is granted. When a non-qualified option granted under the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference that may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of the shares acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such shares within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the shares on the date of exercise. Any remaining gain will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition, the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Shares. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction at the time the restricted share award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted shares, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the shares as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the shares will be taxable to the participant at capital gains rates. If the shares are later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Performance Awards. Generally, a participant who is granted a performance award under the Plan will recognize ordinary income at the time the cash or shares associated with the award are received. If shares are received, the ordinary income will be equal to the excess of the fair market value of the shares received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m) of the Internal Revenue Code.

Tax Consequences of a Change in Control. If, upon a change in control of our Company, the exercisability, vesting, or payout of an Award is accelerated, then on the date of the change in control any excess of the fair market value of the shares or cash issued under accelerated Awards over the purchase price of such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of Awards that may be granted under the Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

The following table provides information as of December 31, 2012, with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

Equity Compensation Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Approved by Stockholders	20,808	(1)	$16.67	(1)	107,000	(2)
Not Approved by Stockholders	—		—		—

(1)	Outstanding option under the 1999 Plan.
(2)	Remaining shares of Common Stock available for issuance under the 2004 Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders

(b) The Company will hold future non-binding advisory votes on executive compensation annually, consistent with the recommendation of the Board of Directors and the preference of the Company’s stockholders, as represented by their votes at the 2013 Annual Meeting of Stockholders.

The Annual Meeting of Stockholders of the Company was held on May 15, 2013. IVS Associates, Inc., the independent inspector of elections for the 2013 Annual Meeting, provided a voting report, certifying the following results.

PROPOSAL 1: ELECTION OF DIRECTORS

According to the tabulation of voting results, the following is a record of the votes cast with respect to the election of Robert Bolton, Steve Hunt and Michael L. Woolfolk, each for a three-year term:

NAME	FOR	WITHHELD

Board of Directors’ Nominees:

Dr. Thomas I. Miller	2,004,576	47,111
Steve Hunt	5,463,902	760,257
Michael L. Woolfolk	5,480,726	743,433

Opposition Nominee:

Robert Bolton	4,109,177	63,295

In addition, there were no broker non-votes.

PROPOSAL 2: Ratify Appointment of Rayburn, Bates & Fitzgerald, P.C.

According to the tabulation of voting results, the stockholders ratified the appointment of Rayburn, Bates & Fitzgerald, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending 2013.

FOR	AGAINST	ABSTAIN
6,080,295	110,906	32,957

In addition, there were no broker non-votes.

PROPOSAL 3: Approval of a non-binding advisory resolution to approve the compensation of named executive officers

According to the tabulation of voting results, the stockholders approved a non-binding resolution to approve the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN
3,517,292	2,644,133	62,733

In addition, there were no broker non-votes.

PROPOSAL 4: Advisory vote on the frequency of the non-binding resolution to approve the compensation of named executive officers

According to the tabulation of voting results, the stockholders approved a non-binding one-year frequency vote to approve the compensation of the Company’s named executive officers.

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
5,766,021	171,371	191,083	95,680

In addition, there were no broker non-votes.

PROPOSAL 5: Approval of the Company’s 2013 Long-Term Incentive Plan

According to the tabulation of voting results, the stockholders approved the Company’s 2013 Long-Term Incentive Plan.

FOR	AGAINST	ABSTAIN
4,025,854	2,135,697	62,607

In addition, there were no broker non-votes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	HopFed Bancorp, Inc. 2013 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: May 28, 2013	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer